Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This First Amendment to Amended and Restated Loan Agreement (the “Amendment”) is made and entered into as of June 21, 2013 by and between inContact, Inc., a Delaware corporation (“Borrower”), and Zions First National Bank, a national banking association (“Lender”).

Recitals

1. Lender has previously extended a loan to Borrower in the aggregate principal amount of $12,500,000 (the “Loan”), which is governed by that certain Amended and Restated Loan Agreement dated April 30, 2012 by and between Borrower and Lender (as amended or modified from time to time, the “Loan Agreement”).  The Loan is evidenced by that certain (i) Promissory Note (Term Loan) dated April 30, 2012 executed by Borrower in favor of Lender in the original principal amount of $4,000,000, and (ii) Amended and Restated Promissory Note (Revolving Loan) dated April 30, 2012 executed by Borrower in favor or Lender in the maximum principal amount of $8,500,000 (collectively, the “Promissory Notes”), which Promissory Notes are secured by the Security Documents (as defined in the Loan Agreement).

2. Borrower and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree and amend and modify the Loan Agreement as follows:

1. Recitals.  Each of Borrower and Lender hereby acknowledges the accuracy of the Recitals, which are incorporated herein by reference.

2. Definitions.  Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

3. Amendments.  The Loan Agreement is hereby modified and amended as follows:

(a) Amended Definitions.  Section 1.1 Definitions of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Draw Period” shall have the meaning set forth in each Term Loan Note, as applicable.

“Revolving Loan” means the revolving line of credit made to Borrower by Lender pursuant to Section 2.2 Revolving Loan.

“Term Loan” means, individually and collectively, as the context requires, one or more amortizing term loans to be made to Borrower by Lender pursuant to Section 2.1 Term Loan.

“Term Loan Note” means, individually and collectively, as the context requires, one or more term loan promissory notes to be executed by Borrower pursuant to Section 2.1(c) Term Loan Note and any and all renewals, extensions, modifications, and replacements thereof.

“Working Capital” means all total current assets less total current liabilities.  Current liabilities include, without limitation, (i) the total outstanding balance under the Revolving Loan and (ii) all obligations payable on demand or within one year after the date on which the determination is made.

(b) New Definition.  Section 1.1 Definitions of the Loan Agreement is hereby amended by adding the following new definition in its appropriate alphabetical order:

“First Amendment” means that certain First Amendment to Amended and Restated Loan Agreement dated June 21, 2013 between Borrower and Lender.

(c) Term Loan.  Section 2.1 Term Loan of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1 Term Loan

a. Amount of Term Loan.  Upon fulfillment of all conditions precedent set forth in this Loan Agreement or in the First Amendment, as applicable, and so long as no Event of Default exists, which has not been waived or timely cured, and no other breach has occurred under the Loan Documents, which has not been waived or timely cured, Lender agrees to loan Borrower the Term Loan up to the aggregate maximum principal amount of $8,000,000.

b. Nature and Duration of Term Loan.  The Term Loan shall consist of one or more multiple advance term loans payable in full upon the date and upon the terms and conditions provided in each Term Loan Note.  Amounts borrowed and repaid may not be re-advanced or re-borrowed by Borrower.  The right of Borrower to draw funds and the obligation of Lender to advance the proceeds of the Term Loan Note to Borrower shall not accrue, in the case of each requested advance, until all of the conditions set forth in Section 4 Conditions to Loan Disbursements hereof or in the First Amendment, as applicable, have been fully satisfied and shall exist only during the applicable Draw Period.  Upon the maturity of any Term Loan Note, any and all amounts owing to Lender pursuant to such Term Loan Note and this Loan Agreement shall thereupon be due and payable in full unless such Term Loan Note is renewed or extended by Lender in which case such termination shall occur upon the maturity of the final renewal or extension of such Term Loan Note.

c. Term Loan Note.  Each Term Loan shall be evidenced by a Term Loan Note.  The Term Loan Note shall be executed and delivered to Lender upon execution and delivery of this Loan Agreement or of the First Amendment, as applicable.  Proceeds of the Term Loan Note may be disbursed by Lender by wire transfer.

Unless Lender agrees otherwise in writing, Borrower shall execute the necessary documents and arrange for all payments of principal, interest and non-use fees hereunder to be paid by automatic transfer of funds from the account of Borrower with a designated financial institution acceptable to Lender.  Lender is further authorized to debit, for the purpose of making any payment of principal, interest, non-use fees and letter of credit issuance fees hereunder, (i) any account of Borrower held by Lender, or (ii) the Revolving Loan.

d. Notice and Manner of Borrowing.  Requests for advances on the Term Loan Note shall be given in writing or orally no later than 12:00 p.m. Mountain Time of the Banking Business Day on which the advance is to be made.

(d) Revolving Loan.

(i) Section 2.2(a) Amount of Revolving Loan of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a. Amount of Revolving Loan.  Upon fulfillment of all conditions precedent set forth in this Loan Agreement or in the First Amendment, as applicable, and so long as no Event of Default exists, and no other breach has occurred under the Loan Documents, Lender agrees to loan Borrower the Revolving Loan up to the maximum principal amount of $15,000,000.

(ii) Section 2.2 Revolving Loan of the Loan Agreement is hereby amended by adding the following as a new subsection (f).

f. Non-Use Fee.  Borrower shall pay to Lender a non-use fee in an amount equal to 0.30% per annum of the unused portion of the Revolving Loan, calculated on the average unused daily balance of the Revolving Loan for each calendar quarter or portion thereof based on a 360 day year and actual days elapsed.  The fee shall be payable quarterly, in arrears, and shall be due no later than the fifth Banking Business Day after receipt by Borrower of a statement therefor from Lender.

(e) Loan Fee.  Section 2.3 Loan Fee of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.3 Loan Fee

Upon execution and delivery of the First Amendment, and on or before July 1 of each year, beginning in 2014, Borrower shall pay to Lender a loan fee of $37,500.  No portion of such fee shall be refunded in the event of early termination of this Loan Agreement or any termination or reduction of the right of Borrower to request advances under this Loan Agreement.  Lender is authorized and directed, upon execution of this Loan Agreement and fulfillment of all conditions precedent hereunder, to disburse a sufficient amount of the Loan proceeds to pay the loan fee in full.

(f) Financial Covenants.  Section 6.14(a) Minimum Liquidity Position and Minimum Quarterly EBITDA of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a. Minimum Liquidity Position and Minimum Quarterly EBITDA.  Borrower shall at all times maintain cash, cash equivalents, and marketable securities having an aggregate value, as determined in accordance with Accounting Standards and as reasonably acceptable to Lender, of not less than the outstanding balance on the Revolving Loan plus $2,500,000 (“Minimum Liquidity Position”).  If at any time Borrower fails to maintain the Minimum Liquidity Position, Borrower shall maintain a minimum quarterly EBITDA of not less than $2,500,000, measured as of the last day of each quarter.

4. Conditions Precedent to Closing this Amendment.  This Amendment shall not become effective until the following conditions have been completed and proof of their completion has been provided to Lender:

(a) On or prior to the execution and delivery of this Amendment, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion, including, without limitation, the Note Modification Agreement and Allonge to Amended and Restated Promissory Note (Revolving Loan); (iii) the Promissory Note (Term Loan), (iv) the Disbursement Instructions, (v) the Secretary’s Certificate and (vii) the Unanimous Written Consent of the Board of Directors of Borrower.

(b) Borrower shall perform all of the obligations of Borrower under the Loan Documents or this Amendment to be performed contemporaneously with the execution and delivery of this Amendment.

(c) Borrower shall pay the loan fee referenced in Section 2.3 of the Loan Agreement as amended herein and all fees and expenses in accordance with Section 8.

5. References.  Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such documents as modified herein.

6. Borrower Representations and Warranties.  Borrower hereby affirms and again makes the representations and warranties set forth in Section 5 of the Loan Agreement as of the date of this Amendment, except to the extent that any such representations and warranties refer specifically to an earlier date.

7. Covenants.  Borrower covenants with Lender as follows:

(a) Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

(b) Borrower hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from or relating to the Loan, the Loan Documents, or the actions or omissions of Lender in respect to the Loan or the Loan Documents arising from events, acts or omissions occurring prior to the date hereof.  The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to Borrower by Lender or Lender’s Affiliates.

8. Payment of Expenses and Attorneys Fees.  Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment and all related documents, including, without limitation, all reasonable attorneys fees and legal expenses.  Lender is authorized and directed to debit Borrower’s account with Lender in an amount sufficient to pay these expenses in full.

9. Loan Documents Remain in Full Force and Effect.  The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified hereby.  Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

10. Integrated Agreement; Amendment.  This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender.  PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

11. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

12. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.  Receipt by Lender of an executed copy of this Amendment by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery by the signatory thereto.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, this Amendment has been executed and becomes effective as of the date first written above.

Lender:

Zions First National Bank

By:	/s/ Jennifer Christopulos
Name:	Jennifer Christopulos
Title:	Senior Vice President

Borrower:

inContact, Inc.

By:	/s/ Gregory S. Ayers
Name:	Gregory S. Ayers
Title:	Chief Financial Officer